FOR IMMEDIATE RELEASE
                                                           ---------------------

             P&G PERSONNEL WORKING TO RESTORE CAPABILITY AT JACKSON
                                  SNACKS PLANT
             ------------------------------------------------------

              RECOVERING FROM TORNADOS THAT HIT EARLIER IN THE WEEK


         CINCINNATI, May 8, 2003 - Plant personnel, company experts and suppliers are working hard to restore plant capability as soon as possible after tornados struck The Procter & Gamble Company's snacks manufacturing plant in Jackson, Tenn. on May 5, 2003.

         While there has been roof and water damage at the Jackson plant, and electrical power is still out, based on initial assessments there is no major structural damage to the facility or to critical manufacturing equipment. Plant personnel are still assessing the full extent of the damage, and working to restore plant capability. There will be some business disruption to the Pringles(R) and Torengos(R) businesses. Top priority, now that P&G employees and their families are safe, is to ensure product is on customers' shelves for consumers to purchase.

         "We are doing everything possible to take care of our people, our customers, and our consumers," said A.G. Lafley, P&G chairman, president and chief executive. "We will get the Jackson plant up and running as soon as we can. We remain committed to making Pringles the most innovative and consumer-preferred brand in the Snacks category. This is only a speed bump in a long journey for this growing brand."

         It is too early to fully assess the sales and earnings impacts on the company from this event. However, top line growth for the June quarter is expected to be negatively impacted by one percent or less. The company has both asset and business interruption insurance in place. At this time, the impact on earnings is not expected to be material, and the company remains comfortable with the guidance previously communicated for the quarter.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the achievement of expected cost and tax savings associated with changes in the Company's organization structure; (2) the ability to achieve business plans, including growing volume profitably, despite high levels of competitive activity, especially with respect to the product categories and geographical markets in which the Company has chosen to focus; (3) the ability to manage and maintain key customer relationships; (4) the achievement of growth in significant developing markets such as China, Turkey, Mexico, the Southern Cone of Latin America, the countries of Central and Eastern Europe and the countries of Southeast Asia; (5) the ability to successfully manage regulatory, tax and legal matters, including resolution of pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas; (7) the ability to successfully manage currency (including currency issues in Latin America), interest rate and certain commodity cost exposures; (8) the ability to manage the continued political and/or economic uncertainty in Latin America (including Venezuela) and war in the Middle East, as well as any political and/or economic uncertainty due to terrorist activities or war (including Korea); and (9) the successful acquisition, transition, integration, and operation of the Wella business. If the Company's assumptions and estimates are incorrect or do not come to fruition, or if the Company does not achieve all of these key factors, then the Company's actual results might differ materially from the forward-looking statements made herein.

ABOUT PROCTER & GAMBLE
----------------------
         Two billion times a day, P&G brands touch the lives of people around the world. Some of the nearly 300 P&G brands consumers know and use with confidence in over 160 countries around the world include: Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

                                      # # #

P&G CONTACTS:
------------

MEDIA
-----
Tonia Hyatt - Snacks & Beverages    1-(513) 983-0479

P&G Corporate Media Center:
         U.S. media call: 1-(866) PROCTER (1-866-776-2837)
         Media outside the U.S. call: +1-(513) 945-9087

INVESTOR RELATIONS
------------------
John P. Goodwin - (513) 983-2414